UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

LGBTQ LOYALTY HOLDINGS, INC.

(Exact name of the registrant as specified in its charter)

DELAWARE	000-54867	80-0671280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2435 Dixie Highway

Wilton Manors, FL 33305

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (954) 947-6133

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2020, the Board of Directors (the “Board”) of LGBTQ Loyalty Holdings, Inc. (the “Company”) appointed Durwood Orlando Reece to the position of, and Mr. Reece agreed to serve as, a director of the Company. Mr. Reese was appointed to fill a vacancy on the Board left as a result of the voluntary resignation of LZ Granderson who resigned from his position as a director of the Company on March 10, 2020 (such resignation was not the result of any disagreement with the Company). In connection with Mr. Reece’s appointment to the Board, the Board agreed to issue 1,000,000 shares of the Company’s common stock to Mr. Reece.

Mr. Reece was not appointed as a director as a result of any arrangement or understanding between Mr. Reece and any other persons. No family relationship exists between Mr. Reece and any of the Company’s directors or executive officers. There are no related-party transactions in which Mr. Reece or any of his immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

LGBTQ Loyalty Holdings, Inc.

Date: March 16, 2020	By:	/s/ Robert A. Blair
Robert A. Blair
Chief Executive Officer